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EXHIBIT 23

                       CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements of Minnesota Mining and Manufacturing Company on Form S-8 (Registration Nos. 33-14791, 33-49842, 33-58767, 333-26957, 333-30689,
333-30691, 333-44760 and 333-44692), Form S-3 (Registration  Nos.  33-
48089,  333-42660  and  333-48922), and Form S-4  (Registration  No. 333-
49830), of our report dated February 12, 2001, relating to the consolidated financial statements which appears in this Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
St. Paul, Minnesota
February 19, 2001